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Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K of Digital Theater Systems, Inc. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jon E. Kirchner, as Chief Executive Officer of the Company, and Melvin L. Flanigan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

  (1)
  The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 29, 2004	By	/s/ JON E. KIRCHNER Jon E. Kirchner President and Chief Executive Officer
Dated: March 29, 2004	By	/s/ MELVIN L. FLANIGAN Melvin L. Flanigan Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Digital Theater Systems, Inc. and will be retained by Digital Theater Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002